Exhibit 99.1

Aevi Genomic Medicine Enters into License Agreement with AstraZeneca for Anti-IL-18 Antibody

Plan to enter Phase 2 in Adult Onset Still’s Disease and other serious rare and orphan diseases

August 7, 2019 -- Aevi Genomic Medicine, Inc. (NASDAQ: GNMX, “Aevi”) today announced that it has obtained the right to exercise an exclusive global license for MEDI2338, a Phase 2-ready fully human monoclonal antibody (mAb) that targets interleukin 18 (IL-18). The Company plans to initially develop MEDI2338 for adult onset Still’s disease (AOSD), a serious rare and orphan rheumatological disease with no currently approved biologic therapies in the US. Further development for several other rare autoinflammatory disorders that are driven by IL-18 will follow.

Under the terms of the agreement, Aevi will have the right to exercise an exclusive global license to develop and commercialize MEDI2338. The Company will pay a combined mid-single digit millions in cash and equity upon exercise of the option, up to $162 million upon achievement of certain development and sales-related milestones and tiered low double-digit royalties on global annual product sales. Exercising the option is contingent on Aevi securing additional funding. The Company will be fully responsible for the development and commercialization of the program.

“We are very excited to license this program from AstraZeneca and look forward to advancing this potential rare disease therapy into clinical development,” said Garry Neil, M.D., Chief Scientific Officer at Aevi Genomic Medicine. “AOSD is a rare, life-altering inflammatory disease characterized by fevers, rash and joint pain and striking elevation of IL-18. Many patients also suffer liver, cardiopulmonary and renal complications. Patients have limited available therapeutic options. Because IL-18 appears to play a central role in the disease, we believe that MEDI2338 could prove to be an effective treatment for these patients. A clear mechanism of action and safety profile have already been established in patients.”

About Adult Onset Still’s Disease (AOSD)

Adult onset Still’s disease (AOSD) is a rare and severe autoinflammatory disease affecting adults. The disease is similar to systemic onset juvenile idiopathic arthritis (sJIA), that affects children. The etiology of AOSD is unknown with both genetic and infectious factors being implicated. The hallmarks of the disease are persistent daily fever, rash and arthralgias. Many patients suffer complications including splenomegaly, heart and liver disease. Some AOSD patients develop macrophage activation syndrome, a severe acute complication that may cause rapid multi-organ failure and even death.

About MEDI2338

MEDI2338 is a fully human anti-IL-18 monoclonal antibody which binds IL-18. Aevi Genomic Medicine will exclusively license the composition of matter patents, and the Company expects to establish new biological product exclusivity for 12 years from the date of FDA approval of the antibody in the U.S., and at least 10 years from the date of first authorization in Europe.

About Aevi Genomic Medicine, Inc.

Aevi Genomic Medicine, Inc. is dedicated to unlocking the potential of genomic medicine to translate genetic discoveries into novel therapies. Driven by a commitment to patients with pediatric onset life-altering diseases, the Company’s research and development efforts include working with the Center for Applied Genomics (CAG) at Children’s Hospital of Philadelphia (CHOP) to leverage novel genetic discoveries to progress our genomic medicine strategy

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

CONTACT:

Aevi Genomic Medicine, Inc.

Mike Cola

Mike.cola@aevigenomics.com

Westwicke Partners

Chris Brinzey

+1-339-970-2843

Chris.brinzey@westwicke.com

MEDIA INQUIRIES:

FTI Consulting

Irma Gomez-Dib

+1-212-850-5761

+1-415-706-9155

http://irma.gomez-dib@fticonsulting.com

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